UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
[X]  Definitive  Proxy  Statement        Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to  240.1a-11(c)  or  240.1a-12

                            ZENEX INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

                      The Board of Directors of Registrant
                   (Name of Person(s) Filing Proxy Statement)

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[X]  No  fee  required
[ ]  Fee  computed  on  table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)  Title  of  each  class  of  securities  to  which  transaction applies:
     2)  Aggregate  number  of  securities  to  which  transaction  applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed  maximum  aggregate  value  of  transaction:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount  previously  paid:
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                            ZENEX INTERNATIONAL, INC.
                             14220 S. Meridian Ave.
                          Oklahoma City, Oklahoma 73173
                            Telephone: 405-692-2300
                                Fax: 405-692-0115


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                  June 10, 2003




To  the  Shareholders:

     Zenex International, Inc. ("We" or the "Company") will hold an Annual Meeting of Shareholders (the "Annual Meeting") on Tuesday, June 10, 2003, at 11:00 a.m., CT, at our corporate offices, 14220 S. Meridian Ave., Oklahoma City, Oklahoma 73173. The Shareholders will meet to consider:

     (1)  Electing  three  directors,  each to serve for a term of one year; and

     (2)  Transacting  other  business  incident  to  the  Annual  Meeting.

     The  record  date  for  the   Annual  Meeting  is  April  24,  2003.   Only
Shareholders of record at the close of business on that date can vote at the Annual Meeting.

     We hope you will attend the Annual Meeting. If you do not plan to attend, please sign and return the enclosed proxy. To encourage the use of proxies, we have enclosed a self-addressed, postage-paid envelope for your use.

                                   Sincerely,




                                Debra G. Morehead
                                    Secretary


April  30,  2003

                                PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 10, 2003

     Zenex International, Inc. ("Zenex", the "Company" or "We") welcomes you to our Annual Meeting of Shareholders. We saw many changes in this past year, which we believe will generously benefit our Shareholders in the long term. In October 2002, we acquired Aduddell Roofing & Sheet Metal, Inc. ("Aduddell Roofing"), making us the only publicly held company in the commercial and industrial roofing and re-roofing businesses. In the same quarter, we discontinued the operations of Zenex Communications, which had engaged in the wholesale of telephone long distance minutes and related telephony services. Our business is discussed more fully in the annual report accompanying this Proxy Statement.

     We are furnishing this Proxy Statement to inform our Shareholders about the upcoming Annual Meeting. To encourage Shareholder participation, we are soliciting proxies to be used at the Annual Meeting.

     We are mailing this Proxy Statement and the accompanying proxy card to Shareholders beginning April 30, 2003.

General  Information

     Who Votes. If you hold shares as of the Record Date, April 24, 2003, you may vote at the Annual Meeting. On April 24, 2003, we had 50,778,898 shares of common stock outstanding. Each share is entitled to one vote.

     How to Vote. We will vote your shares for you if you send us a signed proxy before the Annual Meeting. You can tell us to vote for all, either, or none of the nominees for director. You can tell us to approve, disapprove, or abstain from transacting incidental business at the Annual Meeting. We have provided information about the director nominees in the following pages of this proxy statement.

     If you return a signed proxy, but do not tell us how you want to vote, we shall vote your shares "for" all director nominees.

     Canceling Your Proxy. You can cancel your proxy at any time before we vote your shares in any of three ways:

     (1)  by  giving  the  Secretary  a  written  cancellation;

     (2)  by  giving  a  later  signed  proxy;  or

     (3)  by  voting  in  person  at  the  Annual  Meeting.

     Counting the Necessary Votes. We elect directors by a plurality of votes, which means that the director nominees for the positions to be filled (three positions) receiving the highest number of votes will be elected. If we transact any incidental business at the Annual Meeting, the incidental business must receive a majority of the votes that could be cast at the Annual Meeting.

     The votes that could be cast are the votes actually cast plus abstentions. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any proposal. Proxies submitted by brokers that do not indicate a vote for the proposal (usually because the brokers don't have discretionary voting authority and haven't received instructions as to how to vote) are not considered "shares present" and will not affect the outcome of the vote. These broker proxies are referred to as "broker non-votes".

     Incidental Business. Proxies customarily request authority to transact other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the election of directors, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares as they think best, unless you otherwise direct.

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The Shareholders will elect three directors at this year's Annual Meeting. Each director will serve for a one-year term ending at the 2002 annual meeting or until he or she is succeeded by another qualified director who has been elected.

     We shall vote your shares as you tell us on the enclosed proxy form. If you sign, date, and return the proxy form, but do not tell us how you want your shares voted, we shall vote your shares for the election of the following nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any of the nominees, we will vote your shares for that other person.

     The three nominees for director are presently members of the Board of Directors.

                The Company recommends voting "For" the nominees.

Biographical  Information

     The following table sets forth the name and age of each director nominee and the year he or she became a director.

          Name             Age      Director Since       Position
          ----             ---      --------------       --------
     Tim  Aduddell          46           2002            Director

     Ron  Carte             60           2002            Chairman of the Board
                                                           and President

     Debra  G.  Morehead    41           2002            Director

     The Director Nominees. The Board of Directors has nominated three candidates for election. If elected, these nominees will serve one-year terms. A brief summary of each director nominee's principal occupation, business affiliations and other information follows.

     Tim Aduddell was the owner and a director of Aduddell Roofing & Sheet Metal, Inc., a nationwide commercial roofing contractor, before we acquired it in October 2002. Mr. Aduddell was Chairman of the Board of Directors from March 2002 to August 2002.

     Ron Carte became our director and President in March 2002 and became Chairman of the Board in August 2002. He has extensive experience in the banking industry. Mr. Carte was a founder and Chairman of Edmond Bank and Trust, Edmond, Oklahoma, from September 1999 to April 2002. From 1997 to 2002, he was President and CEO of Milestone Construction, a commercial general contractor. From 1993 to 1997, Mr. Carte was a Regional Vice President of Liberty Bank with supervisory responsibility over four branches in the Edmond, Oklahoma area. From 1982 to 1993, he was the

     President  and  CEO  of  First  Oklahoma  Bank  and  Trust,  Oklahoma City,
     Oklahoma. He has also been very active in civic and community affairs having served as City Treasurer for the City of Edmond, and served as President of the Edmond Board of Education.

     Debra G. Morehead has been a Director of the Company since March 2002 and was previously a director of the Company from June 2000 to June 2001. She has been employed since 1998 as Chief Financial Officer of The Naylor Companies, a national firm engaged in commercial and residential construction, property development and real estate development. Before that time she was a partner in the Oklahoma City accounting firm of Olson and Potter. Ms. Morehead is a certified public accountant and holds a degree in accounting from the University of Central Oklahoma.

Other  Executive  Officers

     In addition to the executive officers who serve on the Board of Directors, Tim Crawford, age 49, serves as Aduddell Roofing's President. Mr. Crawford has over 30 years of experience in the roofing business and has been with Aduddell Roofing since 1992.

Service  on  the  Board

     Board Composition, Meetings and Committees. Our Board of Directors is currently composed of three directors, all of whom are employed by or affiliated with Zenex. As is common with companies of our size and whose shares are traded on the Nasdaq OTC Bulletin Board, none of our directors is independent. Subject to Securities and Exchange Commission approval, the Nasdaq proposes to replace the OTC Bulletin Board with the BBX later this year. The BBX will offer an electronic trading system to allow order negotiation and automatic execution. Issuers listed on the BBX must meet qualitative listing standards, but will have no minimum share price, market capitalization, or shareholder equity requirements.

     We hope to qualify for listing on the BBX. The BBX listing standards will require that we add an independent director to the Board and make the independent director the sole member of the Audit Committee. The BBX listing standards require other corporate governance standards, such as the conduct of annual meetings, the dissemination of annual and quarterly reports, shareholder approvals for certain actions, such as the grants of stock options to directors and officers, and equal voting rights for all shareholders. Given the litigation risks of board service, we might encounter difficulty in finding a qualified, independent director. If we are unable to find the director, our stock would move from the OTC Bulletin Board to the OTC Pink Sheets. We do not anticipate any difficulty in meeting the other listing standards.

     During 2002, the Board of Directors held three formal meetings. It held weekly informal meetings from March through September and monthly meetings thereafter. All three directors attending at least 75% of the formal meetings. The Board took action once through unanimous approval of a written consent in lieu of a meeting.

     Our only Board committee is an Audit Committee. We do not have compensation, nominating or other Board committees. Given the present size of the Board, we do not anticipate that the Board will delegate its functions to such committees and expect that the Board will conduct the functions that such committees might otherwise handle.

     The Board of Directors created an Audit Committee in 2001. Each of the directors serves on the Audit Committee as an interim measure. The Audit Committee is primarily concerned with the effectiveness of the Company's financial audits by the independent auditors. Its duties include: (i) recommending the selection of independent auditors; (ii) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (iii) reviewing the organization and scope of the Company's internal system of financial controls; and (iv) reviewing the Company's financial reporting and the accounting standards and principles followed. A copy of the Audit Committee Charter was set forth in our 2001 proxy statement. We believe this charter generally meets the BBX listing standards.

Director Compensation. We do not compensate our directors for their service and do not expect that they would incur expenses incurred in the conduct of our business.

     Indemnification of Directors and Officers. Our Amended and Restated Articles of Incorporation provide that to the fullest extent permitted by the Colorado Business Corporation Act, subject to any expansion (but not limitation) of such indemnification set forth in our Bylaws or any shareholders' or directors' resolutions or any indemnification or similar agreement. Our Bylaws closely follow the Colorado Business Corporation Act and provide we will indemnify directors and officers to the fullest extent authorized by the Colorado Business Corporation Act if (a) the director or officer conducted himself in good faith; (b) he reasonably believed: (i) in the case of conduct in his official capacity for us, that his conduct was in our best interests; or
(ii) that in all other cases, that his conduct was at least not opposed to our best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under our Bylaws and the Colorado Business Corporation Act we may not indemnify a director or officer either (a) in connection with a proceeding by or in our right in which he was adjudged liable to us; or (b) in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

                  OTHER INFORMATION ABOUT DIRECTORS, OFFICERS
                            AND CERTAIN SHAREHOLDERS

Beneficial  Ownership  of  Directors,  Officers  and  Certain  Shareholders

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 24, 2003, by (i) each director of the Company, (ii) each named executive officer in the Summary
Compensation Table, (iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares.

      Name of Director, Executive Officer             Beneficial Ownership(1)
                                                   ----------------------------
      or Shareholders Holding 5% or More,          Number of Shares     Percent
      -----------------------------------          ----------------     -------

     Tim  Aduddell(2)  (3)
       4700  N.W.  23rd  Street,  Suite  112
       Oklahoma City, OK 73127                          56,769,321         70.3

     Fireball  Investments,  LLC(3)
       4700  N.W.  23rd  Street,  Suite  112
       Oklahoma City, OK 73127                          15,045,434         29.6

     Richard  Spradlin(3)
       4700  N.W.  23rd  Street,  Suite  112
       Oklahoma City, OK 73127                          15,045,434         29.6

     Ricky  A.  Naylor(3)
       821  S.W.  66
       Oklahoma City, OK 73139-4214                     15,045,434         29.6

     Ron Carte                                              42,000          *

     Debra M. Morehead(4)                                1,016,674          2.0

    Tim Crawford(5)                                        156,000          *

       All  directors  and  named  executive
         officers  as  a  group  (4  persons)           57,973,995        71.6
-----------------

*     Less  than  one  percent.

     (1) Shares of Common Stock that are not outstanding but that can be acquired by a person upon exercise of an option within 60 days are included in computing the percentage for such person, but are not included in computing the percentage for any other person. Disclosures regarding "beneficial ownership" are made as that term is defined under federal securities laws.

     (2) Mr. Aduddell's share totals include presently exercisable options covering 30,000,000 shares, exercisable at $.04 per share, which he acquired in our acquisition of Aduddell Roofing. See "Certain Transactions".

     (3) Messrs. Aduddell, Spradlin and Naylor are deemed to have beneficial ownership of the shares of Fireball Investments, LLC.

     (4) Ms. Morehead's shares include presently exercisable options covering 200,000 shares, exercisable at $.08 per share, which she acquired in an equipment purchase transaction. See "Certain Transactions".

     (5) Mr. Crawford's shares do not include options granted to him, but not exercisable within 60 days.

Executive  Compensation

     The following table sets forth the compensation paid or accrued to the Chief Executive Officer and each executive officer (including the President of Aduddell Roofing) whose total annual salary and bonus exceeded $100,000 (the two are sometimes called the "named executive officers") for services performed in years ended December 31, 2002, 2001 and 2000. We acquired Aduddell Roofing in October 2002.

Summary  Compensation  Table

                                                                               Long Term
                                                                                Compen-
                                                                                 sation
                                              Annual Compensation                Awards
                                                                Other                       All Other
                                                                Annual           Stock/       Compen-
     Name and              Fiscal                               Compen-          Options      sation
Principal Position          Year    Salary ($)(1)  Bonus($)    sation(2)           (#)          ($)
------------------         ------   -------------  --------    ---------       ----------   ----------
Ron Carte                   2002       $96,385          -       $15,780               -           -
  Chief Executive
  Officer

Tim Crawford                2002       $40,500          -           (2)       1,500,000(3)        -
  President  of
  Aduddell  Roofing
----------------

     (1) Mr. Carte began his employment in March 2002. Mr. Crawford's data reflects compensation received from Aduddell Roofing after our acquisition of Aduddell Roofing effective October 1, 2002.

     (2) The named executive officers received various perquisites, including automobiles and auto insurance. Mr. Carte also received a country club membership. In the case of Mr. Crawford, the aggregate value of the perquisites did not exceed 10% of his annual salary and bonus.

     (3) Mr. Crawford received stock options in 2002 covering 1,500,000 shares, none of which are presently exercisable.

Change  of  Control

     On March 7, 2002, Fireball Enterprises, LLC, bought 7,645,435 shares of Zenex from a group of selling shareholders, which included Marc W. Newman, the former President and Chief Executive Officer, and Douglas A. Newman, the former Chief Financial Officer and Secretary. The transaction terminated all ownership in Zenex by each of the selling shareholders. The transaction also involved the resignations of Marc Newman and Doug Newman and the termination of their employment agreements, the election of new directors and officers, a release of the Newmans as guarantors on certain corporate borrowings and the substitution of certain Fireball principals, and an exchange of mutual releases.

     Fireball paid the selling shareholder group $100,000 in cash for the shares. For the termination of the Newmans' employment agreements and a release of the obligations under the agreements, Zenex transferred to the Newmans 31,200 shares that Zenex held in Eagle Building Technologies, Inc.

     Fireball is a holding company owned by Tim Aduddell, Richard Spradlin and Ricky A. Naylor. Before the purchase, Fireball owned 7,400,000 shares of Zenex common stock, which represented 26.9% of the total outstanding. With the purchase of the 7,645,434 shares, Fireball owns 15,045,434 shares representing 51.0% of the common stock.

Employment  Agreements

     We have an employment agreement with Tim Crawford, the President of Aduddell Roofing. The agreement provides for an annual salary of $162,000 and an incentive bonus of three percent of net income per quarter. Mr. Crawford received stock options covering 1.5 million shares exercisable at $.10 per share. Options covering 1.0 million shares vest at the rate of 200,000 shares per year beginning in August 2003. Options covering 500,000 shares are contingent upon Zenex receiving cumulative collected revenue of $58.5 million over two consecutive years with a minimum gross profit margin of 30%. The agreement provides for standard vacation and health benefits and contains a two-year non-compete and non-solicitation provision. The term of the agreement extends five years.

Stock  Options  Granted  in  2002

     The following table sets forth information concerning the grant of stock options during 2002 to the named executive officers.

                                              Individual Grants
                             -----------------------------------------------
                 Number of Shares    % of Total
                   Underlying      Options Granted
                    Options            Employees        Exercise         Expiration
     Name          Granted (#)          in 2002        Price ($/sh)         Date
     ----        ----------------  ---------------     ------------      ----------
Tim Crawford       1,500,000             100%             $.10                (1)
--------------

     (1) The employment agreement under which the options were granted contained no option expiration date.

Stock  Option  Holdings

     The following table sets forth the number of unexercised options held by named executive officers as of December 31, 2002. No options or other rights were exercised in 2002.

                                      Number of Unexercised
                                      Options at 12/31/02 (1)
                                 ---------------------------------
    Name                         Exercisable         Unexercisable
------------                     -----------         -------------
Tim Crawford                         -0-               1,500,000
----------------

     (1)  These  options  have  an  exercise  price  of  $.10  per  share.

Certain  Transactions

     Acquisition of Aduddell Roofing & Sheet Metal, Inc. Effective October 1, 2002, we acquired Aduddell Roofing through a split-off and merger transaction. Aduddell Roofing was owned by Tim Aduddell, a director and majority shareholder. Mr. Aduddell received 10 million shares of common stock and options to purchase 30 million shares of common stock at $0.04 per share. Mr. Aduddell also retained certain non-operating assets, which had been in Aduddell Roofing. The transaction was recorded at $2,928,840, which represents the fair value of the acquired net assets of Aduddell Roofing. The Board of Directors (with Mr.
Aduddell abstaining) was advised in the transaction by Benchmark Capital Consulting, Inc., which opined that the transactions was fair from a financial viewpoint to the shareholders of Zenex.

     Related Party Indebtedness. On July 3, 2002, we purchased $160,000 of telecommunications equipment and software upgrades from a company owned in part by Debra G. Morehead, a director and Chief Financial Officer. We committed to make minimum monthly payments of $2,500 and to repay the entire amount within one year. In addition, if we did not repay the entire amount by December 31, 2002, we agreed to issue 200,000 stock options for $0.08 per share, which we have done. The balance due at December 31, 2002, was $141,579 and included in accounts payable. At the time of the purchases, we believed that the equipment and software upgrades were critical to the maintenance of our telecommunication's system and that no unaffiliated vendor would have offered comparable purchase terms with the deferred payment arrangement.

     In January 2001, Ricky A. Naylor and Naylor Concrete Construction Co., Inc. loaned us $300,000 for working capital. Mr. Naylor was also granted a five-year option covering 1,200,000 shares of common stock at $0.10 per share. This note is currently outstanding and the options unexercised. In November 2002, we sold a portion of the Zenex Communications' assets to an unrelated party, who had an option to acquire additional assets for the assumption of certain indebtedness. The unrelated party also undertook to service the indebtedness pending the option exercise or lapse in exchange for Zenex Communications receivables and cash. The Naylor note is included in the indebtedness that would be assumed if the option is exercised. The option exercise period will lapse on April 30, 2003, unless extended. The note balance at December 31, 2002, was $212,605.

     Before our acquisition of Aduddell Roofing, it had advanced $190,641 to its President, Tim Crawford. The advances accrue interest at six percent annually. At December 31, 2002, the advances totaled $213,672. We have not changed the terms since the acquisition.

     Before our acquisition of Zenex Communication in 2000, Fireball Enterprises had advanced working capital to Zenex Communications, which it converted to 7.4 million shares of Zenex common stock. Fireball had borrowed the funds it advanced to Zenex Communications from Aduddell Roofing. Aduddell Roofing's loan to Fireball is due in February 2007 and bears interest at the Federal mid-term rate. It is secured by the Zenex common stock and personally guarantied by Tim Aduddell. Fireball is owned by Richard Spradlin, Ricky A. Naylor and Tim Aduddell, a director and majority shareholder. We acquired the loan when we acquired Aduddell Roofing.

     Office Lease. Aduddell Roofing leases office and warehouse space from Aduddell Holdings, Inc., a corporation owned by Tim Aduddell, a director and majority shareholder. The lease is for one year and expires on September 30, 2003. The monthly lease payments are $15,000, which we believe are competitive with the cost of similarly situated and equipped facilities.

Compliance  with  Section  16(a)  of  the  Securities  Exchange  Act  of  1934

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company is aware of the following transactions that it believes were not reported timely in 2002:

     (a) Effective October 1, 2002, Tim Aduddell received 10 million shares of common stock and options to purchase 30 million shares of common stock at $0.04 per share in the Aduddell Roofing acquisition. This transaction was not reported.

     (b) Effective December 31, 2002, Debra G. Morehead acquired rights to purchase 200,000 shares of common stock at $0.08 per share. This transaction was not reported.

     (c) Effective October 5, 2002, Tim Crawford acquired rights to purchase up to 1.5 million shares of common stock at $.10 per share, subject to vesting and certain financial performance targets. This transaction was not reported.

     (d) In late August 2002, Ron Carte purchased 38,000 shares of common stock at an average price of $.26 per share. These transactions were not reported. (e) In late August 2002, Tim Crawford purchased 96,000 shares of common stock at an average price of $.26 per share. These transactions were not reported.

Equity  Compensation  Plan  Information

     The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2002. We do not have any equity compensation plans as such. We have had individual compensation arrangements, which are set forth below.

                                                                                    Number of securities
                                       Number of                                     remaining available
                                    securities to be                                 for future issuance
                                  issued upon exercise       Weighted-average            under equity
                                    of outstanding          exercise price of         compensation plans
                                   options, warrants       outstanding options,        (excluding first
                                        and rights          warrants and rights         column amounts)
                                  --------------------     --------------------    ----------------------
Equity  compensation  plans
  approved by security holders              -0-                    n/a                        -0-

Equity  compensation  plans
  not approved by security holders    3,800,000(1)                 $.03                       -0-(2)

  Total                               3,800,000                    $.03                       -0-
---------------------

     (1) Composed of (i) 1,100,000 shares issued to Benchmark employees and professionals as compensation for investment banking services, which were registered on a Form S-8, (ii) 1,500,000 restricted shares issued to three individuals as a finders' fee for locating Benchmark, and
          (iii) options covering 200,000 shares issued to an officer and director in connection with an equipment purchase transaction. The options are exercisable at $.08 per share. The table excludes options covering 500,000 shares exercisable at $.04 per share issuable to Benchmark under a disputed investment banking agreement.

     (2) We have no plans or other arrangements under which shares have been reserved or allocated for future issuance.

                      OTHER INFORMATION ABOUT OUR AUDITORS

Report  of  the  Audit  Committee

     After the change of control in March 2002, the directors named themselves to the Audit Committee as an interim measure. The Board presently has no independent directors, but would like to find at least one independent director, who would serve as the sole member of the Audit Committee. The Board is searching for qualified persons who will be "independent" and "financially literate", as defined under the Nasdaq listing standards. The Nasdaq listing standards define an independent director generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The Nasdaq listing standards define "financially literate" as being able to read and understand fundamental financial statements, such as the Company's balance sheet, income statement and cash flow statement.

     Functions. The Board has approved a charter for the Audit Committee, which was attached to the 2001 Proxy Statement (the "Charter"). The Charter describes the Audit Committee's composition, its mission statement and principal functions, its responsibilities for review of financial statements and internal financial procedures and controls, and its relationships with the Board of Directors, the independent accountants and the Company's financial staff. The Audit Committee's responsibilities will include the prior review of the
Company's annual financial statements and substantiating the auditor's independence and their accountability to the Board of Directors and the Audit Committee. The Audit Committee believes that its Charter meets or exceeds the charter standards adopted by the Nasdaq.

     Relationship with Auditors. Sutton Robinson Freeman & Co., P.C. ("Sutton Robinson"), audited the Company's financial statements for the years ended December 31, 2002 and 2001, which are included in the Annual Report. Sutton
Robinson has advised us that none of its members has any direct or material indirect financial interest in Zenex or, during the past three years, has had any connection with Zenex in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative from Sutton Robinson is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement, and will be available to respond to appropriate questions.

     Actions Relating to the 2002 Financial Statements. The Board of Directors has taken the following actions with respect to our audited financial statements as of and for the year ended December 31, 2002 (the "Financial Statements"):

     - the Board has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90 (Communication with Audit Committees and Audit Committee Communications, respectively);

     - the Board has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the auditors the auditors' independence; and

     -  the  Board  has recommended that the Financial Statements be included in
        our  annual  report  on   Form  10-KSB,   based  upon   its  review  and
        discussions  with  the independent  auditors.

     Audits Fees in 2002. Sutton Robinson Freeman & Co., P.C. billed us $17,555 during the year ended December 31, 2002, for auditing our Financial Statements.

     All Other Fees in 2002. All other fees charged by Sutton Robinson Freeman & Co., P.C. during the year ended December 31, 2002, which principally relate to the review of SEC filings and pro forma work on acquisitions, were $31,005. We incurred no billings for financial information systems design and implementation.

     The Audit Committee has considered whether the non-audit services provided by Sutton Robinson are compatible with maintaining its independence as an auditor.

Dated:  April  24,  2003                               The Board of Directors of
                                                       Zenex International, Inc.

                                                         Mr. Ron Carte, Chairman
                                                                Mr. Tim Aduddell
                                                           Ms. Debra G. Morehead

     As permitted by SEC rules, the foregoing reporting is not deemed "filed" with the SEC and is not incorporated by reference into our Annual Report on Form 10-KSB.

                   OTHER INFORMATION ABOUT THE ANNUAL MEETING

Other  Matters  Coming  Before  the  Meeting

     As of the date of this Proxy Statement, we know of no business to come before the Annual Meeting other than that referred to above. Our rules of conduct for the Annual Meeting prohibit the introduction of substantive matters not previously presented to the Shareholders in a proxy statement. As to other business, such as procedural matters that may come before the meeting, the person or persons holding proxies will vote those proxies in the manner they believe to be in the best interests of Zenex and its Shareholders.

Shareholder  Proposals  for  the  Next  Annual  Meeting

     Any Shareholder who wishes to present a proposal at our 2004 Annual Meeting of Shareholders must deliver such proposal to Zenex's Secretary by December 31, 2003, for inclusion in our proxy, notice of meeting, and proxy statement for the 2004 Annual Meeting.

Additional  Information

     We will bear the cost of soliciting proxies. Our officers and regular employees may solicit proxies by further mailings, personal conversations, or by telephone, facsimile or other electronic transmission. They will do so without compensation other than their regular compensation. We shall, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

     WE FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE OUR ANNUAL AND QUARTERLY REPORTS AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. TO REQUEST A COPY OF A REPORT, WRITE TO MS. DEBRA G. MOREHEAD, SECRETARY, ZENEX INTERNATIONAL, INC., 14220 S. MERIDIAN AVE., OKLAHOMA CITY, OK 73173.

SHAREHOLDERS REQUESTING EXHIBITS TO A REPORT WILL BE PROVIDED THE SAME UPON PAYMENT OF REPRODUCTION EXPENSES.

                                      By Order of the Board of Directors




                                              Debra G. Morehead
                                                  Secretary

April  30,  2003

ZENEX  INTERNATIONAL,  INC.       This Proxy Is Solicited on Behalf of the Board
14220  S.  Meridian  Ave.         of  Directors
Oklahoma City, Oklahoma 73173     The undersigned  hereby  appoints Tim Aduddell
                                  and Ron Carte as Proxies, each with the  power
                                  to   appoint   his   substitute,   and  hereby
                                  authorizes them to represent and to vote, as designated below, all the shares of common stock of Zenex International, Inc. held of record by the undersigned on April 24, 2003, at the Annual Meeting of Shareholders to be held on June 10, 2003, or any adjournment thereof.

1.  ELECTION OF DIRECTORS          FOR all nominees listed below [ ]                  WITHHOLD AUTHORITY [ ]
                          (except  as  marked  to  the  contrary  below)     to vote for all nominees listed  below

  (INSTRUCTION: To withhold authority to vote for any individual nominee strike through the nominee's name below.)

                              Ron Carte,  Tim Aduddell,  Debra G. Morehead

2.  TRANSACTING  OTHER  BUSINESS  INCIDENTAL  TO  THE  MEETING.

        FOR [ ]                    AGAINST [ ]                      ABSTAIN [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     DATED:                                ,2003
                                           -------------------------------

                                     -------------------------------------------
                                                    (Signature)

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                                           (Signature  if  held  jointly)


                                      Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.